UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 13th Floor San Francisco, California		94111-2702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed, the NASDAQ Stock Market (“Nasdaq”) granted Diamond Foods, Inc. (“Diamond”) an extension, until June 11, 2012, for it to comply with the Nasdaq requirement that Diamond file its periodic reports with the Securities and Exchange Commission (“SEC”) on a timely basis. To date, Diamond has not yet filed its Quarterly Reports on Form 10-Q for the periods ended October 31, 2011 and January 31, 2012. Diamond also will not file on a timely basis its Quarterly Report on Form 10-Q for the period ended April 30, 2012, which report is due June 11, 2012, resulting in noncompliance with Nasdaq Listing Rule 5250(c)(1). We refer to these late filings as the “Delinquent Quarterly Filings”.

On June 11, 2012, Diamond issued a press release (the “June 11 Press Release”) indicating that it will not be able to file the Delinquent Quarterly Filings by the previously-granted June 11, 2012 extension date. Accordingly, Diamond expects that Nasdaq will send it a letter (the “Nasdaq Determination Letter”) stating that Diamond’s common stock is subject to delisting from Nasdaq for failure to comply with Listing Rule 5250(c)(1). Diamond plans to issue a press release and file a Current Report on Form 8-K disclosing receipt of such letter.

Nasdaq rules also require that listed companies hold an annual meeting within twelve months after the end of the company’s fiscal year end, and solicit proxies and provide proxy statements for the annual meeting, pursuant to Listing Rule 5620. This would require Diamond to hold an annual meeting by July 31, 2012 and provide its proxy statement to shareholders in advance of that meeting. As previously announced, Diamond is in the process of preparing a restatement (the “Restatement”) of its consolidated financial statements for the fiscal years ended July 31, 2011 and July 31, 2010. Because the Restatement is not yet completed and Diamond is not yet current with its periodic SEC reports, Diamond expects that it will be unable to solicit proxies, provide its proxy statement and hold its annual meeting by July 31, 2012. As a result, Diamond’s common stock would be subject to delisting by Nasdaq for failure to comply with Listing Rule 5620 after July 31, 2012.

As noted in the June 11 Press Release, Diamond expects to request a hearing to appeal the Nasdaq delisting determination with respect to the Delinquent Quarterly Filings within seven days after receiving the Nasdaq Determination Letter. Diamond also expects to request that Nasdaq grant Diamond an extension of the time required to hold its annual meeting. Diamond has made substantial progress on completing the Restatement and preparing the Delinquent Quarterly Filings and will complete such Restatement and filings as promptly as practicable. Diamond plans to hold its annual meeting of shareholders as soon as practicable thereafter.

This report includes forward-looking statements, including statements about our submissions to NASDAQ, future filings with the SEC and the timing of our annual meeting of stockholders. Actual results may differ materially from what we currently expect because of many risks and uncertainties, including: uncertainty about the timing of our financial restatement; uncertainty about the timing of our Nasdaq hearing and whether our request for additional time to comply with listing rules will be approved; the possibility that our common stock may be delisted from trading on Nasdaq, and uncertainty about the potential timing of any such delisting; and the possibility that we might not be able to hold our annual meeting of stockholders on a timely basis. Risk factors affecting our business and prospects are described under the “Risk Factors” section of the periodic reports that we file with the SEC. All forward-looking statements included in this press release are made as of the date of this press release, based on information currently available to Diamond’s management, and we assume no obligation to update any such forward-looking statements.

The June 11 Press Release is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued June 11, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: June 11, 2012	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel and Human Resources